UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2023

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

One Grand Central Place, Suite 4600, New York, New York
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On February 14, 2023, Lucid Diagnostics Inc. (the “Lucid Diagnostics”), a majority owned subsidiary of PAVmed Inc. (the “Company”), and LucidDx Labs Inc. (“LucidDx Labs”), a wholly owned subsidiary of Lucid Diagnostics, entered into an agreement (the “Termination Agreement”) with ResearchDx, Inc. (“RDx”), pursuant to which the parties mutually agreed to terminate the Management Services Agreement, dated as of February 25, 2022, by and between LucidDx Labs and RDx (the “MSA”), without cause. The termination was effective as February 10, 2023.

LucidDx and RDx had entered into the MSA in connection with the closing of the transactions contemplated by that certain Asset Purchase Agreement, dated as of February 25, 2022, by and between the Company, LucidDx Labs and RDx (the “APA”). Among other things, the Termination Agreement reduces the remaining amounts of the earnout payments and management fees due under the APA and the MSA to $725,000 (from the $3,450,000 that would otherwise have been payable under the APA and MSA if the MSA had remained in effect through the balance of its stated term), resulting in a net savings to Lucid Diagnostics of $2,725,000. The payment, which will be satisfied through the issuance of 553,436 shares of Lucid Diagnostics’ common stock, must be made on prior to February 25, 2023. Lucid Diagnostics is not required to make any cash payments in connection with the termination.

The MSA, the APA and the Termination Agreement are described in more detail in the Current Report on Form 8-K filed by Lucid Diagnostics on February 17, 2023, and such description is incorporated herein by reference.

Item 8.01.	Other Events.

On February 13, 2023, the Company entered into a settlement agreement (the “Settlement Agreement”) with EF Hutton, a division of Benchmark Investments, LLC (f/k/a Kingswood Capital Markets, a division of Benchmark Investments, Inc.) (“EF Hutton”) and Benchmark Investments, LLC (f/k/a Benchmark Investments, Inc.) (“Benchmark”).

On February 7, 2022, after a previous related complaint filed in Federal court was dismissed for lack of jurisdiction, Benchmark filed a complaint against the Company in the Supreme Court of the State of New York, New York County, claiming that financings conducted by the Company in December 2020, January 2021 and February 2021 violated the Company’s engagement letter with EF Hutton. Under the Settlement Agreement, the Company agreed to pay Benchmark $450,000 in full and final satisfaction of all claims and disputes the parties made or could have made against one another arising out of or relating in any way to the Federal action or the New York action. The Settlement Agreement also included a mutual release and certain other covenants that are customary for agreements of this nature.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2023	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer